As filed with the Securities and Exchange Commission on May 19, 2010
Registration No. 333-______

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 __________________
FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 ______________

DELCATH SYSTEMS, INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	06-1245881 (I.R.S. Employer Identification No.)
__________________

810 Seventh Avenue Suite 3505 New York, New York 10019 (Address of Principal Executive Offices) (Zip Code)
Delcath Systems, Inc. 2009 Stock Incentive Plan, as amended (Full title of the plan)
Peter J. Graham
Executive Vice President, General Counsel
Delcath Systems, Inc.
810 Seventh Avenue
Suite 3505
New York, New York  10019
(212) 489-2100
(Name, address and telephone number, including area code, of agent for service)

__________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a small reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee (2)
Common Stock ($.01 par value) (3)	2,200,000 shares	$13.26	$29,172,000	$2,079.96

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers, in addition to the number of shares of common stock, par value $.01 per share (“Common Stock”) stated above, an indeterminate number of additional shares of Common Stock which, by reason of certain events specified in the Delcath Systems, Inc. 2009 Stock Incentive Plan, as amended (the “Plan”), may become issuable pursuant to the provisions of the Plan.

(2)
Estimated pursuant to Rule 457(h)(1) and Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee and based upon the average of the high and low prices of the Common Stock reported by the Nasdaq Capital Market on May 12, 2010.

(3)
Each share of Common Stock includes a related right (a “Right”) to purchase one share (subject to adjustment) of Common Stock of the Company.  The Rights are not exercisable or transferable apart from the Common Stock at this time, and accordingly no independent value is attributable to such Rights.

Explanatory Note

This Registration Statement on Form S-8 (“Registration Statement”) is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 2,200,000 shares of the common stock, par value $0.01 per share, of Delcath Systems, Inc. (the “Company” or “Registrant”), which may be issued pursuant to awards under the Delcath Systems, Inc. 2009 Stock Incentive Plan, as amended (the “Plan”). In accordance with General Instruction E to Form S-8, the Company hereby incorporates herein by reference the contents of the Form S-8 filed by the Company with respect to the Plan on July 24, 2009 (Registration No. 333-160790), together with all exhibits filed therewith or incorporated therein by reference to the extent not otherwise amended or superseded by the contents of this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

5.1	Opinion of Bond, Schoeneck & King, PLLC
23.1	Consent of Bond, Schoeneck & King, PLLC (included in Exhibit 5.1)
23.2	Consent of CCR LLP
99.1	Delcath Systems, Inc. 2009 Stock Incentive Plan, as amended (incorporated by reference to Appendix A to the Registrant’s proxy statement on Schedule 14-A, filed March 30, 2010)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of New York, State of New York on the 19th day of May, 2010.

DELCATH SYSTEMS, INC. By: /s/Eamonn P. Hobbs
Name: Eamonn P. Hobbs Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/Eamonn P. Hobbs
Eamonn P. Hobbs	President, Chief Executive Officer, and Director (principal executive officer)	May 19, 2010
/s/David A. McDonald
David A. McDonald	Chief Financial Officer (principal financial officer)	May 19, 2010
/s/Barbra C. Keck
Barbra C. Keck	Vice President and Controller	May 19, 2010
/s/Harold S. Koplewicz
Harold S. Koplewicz	Chairman of the Board	May 19, 2010
/s/Pamela R. Contag
Pamela R. Contag	Director	May 19, 2010
/s/Robert B. Ladd
Robert B. Ladd	Director	May 19, 2010
/s/Laura A. Philips
Laura A. Philips	Director	May 19, 2010
/s/Roger G. Stoll
Roger G. Stoll	Director	May 19, 2010
/s/Richard L. Taney
Richard L. Taney	Director	May 19, 2010